Exhibit 10.7

HOMEOWNERS CHOICE, INC.

Incentive Stock Option Agreement

HOMEOWNERS CHOICE, INC., a Florida corporation (the “Company”), hereby grants the following stock option pursuant to its 2007 Stock Option and Incentive Plan. The terms and conditions attached hereto are also a part hereof.

Name of Employee (the “Employee”):

Date of this option grant:	, 20

Number of shares of the Company’s Common Stock subject to this option (“Option Shares”):

Option exercise price per share:	$

Number of Option Shares subject to vesting schedule:

Vesting Start Date:	, 20

Vesting Schedule:

Effective as of , 20 , the following number of shares shall be fully vested immediately	shares

Commencing on , 20 and continuing on the same day of each calendar year thereafter through and including , 20 (each a “Yearly Vesting Date”), the following number of shares will vest and become exercisable on each such Yearly Vesting Date:	shares

Payment alternatives [specify any or all of Section 7(a)(i) though (iii)]:

[This option satisfies in full all commitments that the Company has to the Employee with respect to the issuance of stock, stock options or other equity securities.]

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HOMEOWNERS CHOICE, INC., a Florida corporation

By:
Signature of Employee		Paresh Patel, Chairman of the Board of Directors

Street Address:

City/State/Zip Code

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HOMEOWNERS CHOICE, INC.

INCENTIVE STOCK OPTION AGREEMENT — INCORPORATED TERMS AND CONDITIONS

1. Grant Under Plan. This option is granted pursuant to and is governed by the Company’s 2007 Stock Option and Incentive Plan (the “Plan”) and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan.

2. Grant as Incentive Stock Option. This option is intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”).

3. Vesting of Option if Employment Continues. The Employee may exercise this option on or after the date of this option grant for the number of shares of Common Stock, if any, indicated on the cover page hereof. If the Employee has remained continuously employed by the Company through the dates listed on the vesting schedule set forth on the cover page hereof, the Employee may exercise this option for the additional number of shares of Common Stock set opposite the applicable vesting date. Notwithstanding the foregoing, the Board may, in its discretion, accelerate the date that any installment of this option becomes exercisable. The foregoing rights are cumulative and (subject to Sections 4 or 5 hereof if the Employee ceases to be employed by the Company) may be exercised only before the date which is ten years from the date of this option grant.

4. Termination of Employment.

(a) Termination Other Than for Cause. If the Employee ceases to be employed by the Company, other than by reason of death or disability as defined in Section 5 or termination for Cause as defined in Section 4(c), no further installments of this option shall become exercisable, and this option may no longer be exercised after the passage of thirty days from the Employee’s last day of employment, but in no event later than the scheduled expiration date. For purposes hereof, employment shall not be considered as having terminated during any leave of absence if such leave of absence has been approved in writing by the Company and if such written approval contractually obligates the Company to continue the employment of the Employee after the approved period of absence; in the event of such an approved leave of absence, vesting of this option shall be suspended (and the period of the leave of absence shall be added to all vesting dates) unless otherwise provided in the Company’s written approval of the leave of absence. For purposes hereof, employment shall include a consulting arrangement between the Employee and the Company that immediately follows termination of employment, but only if so stated in a written consulting agreement executed by the Company that specifically refers to this option. This option shall not be affected by any change of employment within or among the Company and its Subsidiaries so long as the Employee continuously remains an employee of the Company or any Subsidiary.

(b) Termination for Cause. If the employment of the Employee is terminated for Cause (as defined in Section 4(c)), this option may no longer be exercised from and after the Employee’s receipt of written notice of such termination.

(c) Definition of Cause. “Cause” shall mean conduct involving one or more of the following: (i) the substantial and continuing failure of the Employee, after notice thereof, to render services to the Company in accordance with the terms or requirements of his or her employment; (ii) disloyalty, gross negligence, willful misconduct, dishonesty, fraud or breach of fiduciary duty to the Company; (iii) deliberate disregard of the rules or policies of the Company, or breach of an employment or other agreement with the Company, which results in direct or indirect loss, damage or injury to the Company; (iv) the unauthorized disclosure of any trade secret or confidential information of the Company; or (v) the commission of an act which constitutes unfair competition with the Company or which induces any customer or supplier to breach a contract with the Company.

5. Death; Disability.

(a) Death. If the Employee dies while in the employ of the Company, this option may be exercised, to the extent otherwise exercisable on the date of his or her death, by the Employee’s estate, personal representative or beneficiary to whom this option has been transferred pursuant to Section 10, only at any time within 180 days after the date of death, but not later than the scheduled expiration date.

(b) Disability. If the Employee ceases to be employed by the Company by reason of his or her disability, this option may be exercised, to the extent otherwise exercisable on the date of cessation of employment, only at any time within 180 days after such cessation of employment, but not later than the scheduled expiration date. For purposes hereof, “disability” means “permanent and total disability” as defined in Section 22(e)(3) of the Code.

6. Partial Exercise. This option may be exercised in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share.

7. Payment of Exercise Price.

(a) Payment Options. The exercise price shall be paid by one or any combination of the following forms of payment that are applicable to this option, as indicated on the cover page hereof:

(i)	by check payable to the order of the Company; or

(ii)	if the Common Stock is then traded on a national securities exchange or on the Nasdaq National Market (or successor trading system), delivery of an irrevocable and unconditional undertaking, satisfactory in form and substance to the Company, by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Employee to the Company of a copy of irrevocable and unconditional instructions, satisfactory in form and substance to the Company, to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price; or

(iii)	subject to Section 7(b) below, if the Common Stock is then traded on a national securities exchange or on the Nasdaq National Market (or successor trading system), by delivery of shares of Common Stock having a fair market value equal as of the date of exercise to the option price.

In the case of (iii) above, fair market value as of the date of exercise shall be determined as of the last business day for which such prices or quotes are available prior to the date of exercise and shall mean (i) the last reported sale price (on that date) of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market (or successor trading system), if the Common Stock is not then traded on a national securities exchange.

(b) Limitations on Payment by Delivery of Common Stock. If Section 7(a)(iii) is applicable, and if the Employee delivers Common Stock held by the Employee (“Old Stock”) to the Company in full or partial payment of the exercise price and the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Employee and the Company, an equivalent number of Option Shares shall be subject to all restrictions and limitations applicable to the Old Stock to the extent that the Employee paid for the Option Shares by delivery of Old Stock, in addition to any restrictions or limitations imposed by this Agreement. Notwithstanding the foregoing, the Employee may not pay any part of the exercise price hereof by transferring Common Stock to the Company unless such Common Stock has been owned by the Employee free of any substantial risk of forfeiture for at least six months.

8. Securities Laws Restrictions on Resale. Until registered under the Securities Act of 1933, as amended, or any successor statute (the “Securities Act”), the Option Shares will be of an illiquid nature and will be deemed to be “restricted securities” for purposes of the Securities Act. Accordingly, such shares must be sold in compliance with the registration requirements of the Securities Act or an exemption therefrom. Unless the Option Shares have been registered under the Securities Act, each certificate evidencing any of the Option Shares shall bear a legend substantially as follows:

“The shares represented by this certificate are subject to restrictions on transfer and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with and subject to all the terms and conditions of a certain Incentive Stock Option Agreement dated as of             , 20    , a copy of which the Company will furnish to the holder of this certificate upon request and without charge.”

9. Method of Exercising Option. Subject to the terms and conditions of this Agreement, this option may be exercised by written notice to the Company at its principal executive office, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this option and the number of Option Shares for which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. Such certificate or certificates shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Employee and if the Employee shall so request in the notice exercising this option, shall be registered in the name of the Employee and another person jointly, with right of survivorship). In the event this option shall be exercised, pursuant to Section 5 hereof, by any person or persons other than the Employee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option.

10. Option Not Transferable. This option is not transferable or assignable except by will or by the laws of descent and distribution. During the Employee’s lifetime only the Employee can exercise this option.

11. No Obligation to Exercise Option. The grant and acceptance of this option imposes no obligation on the Employee to exercise it.

12. No Obligation to Continue Employment. Neither the Plan, this Agreement, nor the grant of this option imposes any obligation on the Company to continue the Employee in employment.

13. Adjustments. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to such date of exercise.

14. Withholding Taxes. If the Company in its discretion determines that it is obligated to withhold any tax in connection with the exercise of this option, or in connection with the transfer of, or the lapse of restrictions on, any Common Stock or other property acquired pursuant to this option, the Employee hereby agrees that the Company may (i) withhold from the Employee’s wages or other remuneration the appropriate amount of tax or (ii) require as a condition precedent to such exercise, transfer or lapse, as the case may be, that the Employee tender to the Company a cash payment equal to the appropriate amount of tax. At the discretion of the Company, the amount required to be withheld may be withheld in cash from such wages or other remuneration or in kind from the Common Stock or other property otherwise deliverable to the Employee on exercise of this option. The Employee further agrees that, if the Company does not withhold an amount from the Employee’s wages or other remuneration sufficient to satisfy the withholding obligation of the Company, the Employee will make reimbursement on demand, in cash, for the amount underwithheld. The Company shall have no obligation to issue a certificate evidencing Option Shares pursuant to the exercise of this option or give effect to any such exercise unless and until the Employee has fulfilled all obligations with regard to taxes as provided in this Section 14 in a manner which is satisfactory to the Company, in its sole discretion.

15. Restrictions on Transfer; Company’s Right of First Refusal.

(a) Exercise of Right. Option Shares may not be transferred without the Company’s written consent except by will, by the laws of descent and distribution or in accordance with the further provisions of this Section 15. If the Employee desires to transfer all or any part of the Option Shares to any person other than the Company (an “Offeror”), the Employee shall: (i) obtain in writing an irrevocable and unconditional bona fide offer (the “Offer”) for the purchase thereof from the Offeror; and (ii) give written notice (the “Option Notice”) to the Company setting forth the Employee’s desire to transfer such shares, which Option Notice shall be accompanied by a photocopy of the Offer and shall set forth at least the name and address of the Offeror and the price and terms of the Offer. Upon receipt of the Option Notice, the Company shall have an assignable option to purchase any or all of such Option Shares (the “Company Option Shares”) specified in the Option Notice, such option to be exercisable by giving, within 15 days after receipt of the Option Notice, a written counter-notice to the Employee. If the Company elects to purchase any or all of such Company Option Shares, it shall be obligated to purchase, and the Employee shall be obligated to sell to the Company, such Company Option Shares at the price and terms indicated in the Offer within 30 days from the date of delivery by the Company of such counter-notice.

(b) Sale of Option Shares to Offeror. The Employee may, for 60 days after the expiration of the 15-day option period as set forth in Section 15(a), sell to the Offeror, pursuant to the terms of the Offer, any or all of such Company Option Shares not purchased or agreed to be purchased by the Company or its assignee; provided, however, that the Employee shall not sell such Option Shares to such Offeror if such Offeror is a competitor of the Company and the Company gives written notice to the Employee, within 15 days of its receipt of the Option Notice, stating that the Employee shall not sell his or her Option Shares to such Offeror; and provided, further, that prior to the sale of such Option Shares to an Offeror, such Offeror shall execute an agreement with the Company pursuant to which such Offeror agrees to be subject to the restrictions set forth in this Section 15. If any or all of such Option Shares are not sold pursuant to an Offer within the time permitted above, the unsold Option Shares shall remain subject to the terms of this Section 15.

(c) Failure to Deliver Option Shares. If the Employee fails or refuses to deliver on a timely basis duly endorsed certificates representing Company Option Shares to be sold to the Company or its assignee pursuant to this Section 15, the Company or its assignee shall have the right to deposit the purchase price for such Company Option Shares in a special account with any bank or trust company, giving notice of such deposit to the Employee, whereupon such Company Option Shares shall be deemed to have been purchased by the Company or its assignee, as the case may be. All such monies shall be held by the bank or trust company for the benefit of the Employee. All monies deposited with the bank or trust company but remaining unclaimed for two years after the date of deposit shall be repaid by the bank or trust company to the Company on demand, and the Employee shall thereafter look only to the Company for payment.

(d) Expiration of Company’s Right of First Refusal and Transfer Restrictions. The first refusal rights of the Company and the transfer restrictions set forth in this Section 15 shall expire as to Option Shares on the earliest to occur of (i) the tenth anniversary of the date of this Agreement, (ii) immediately prior to the closing of a public offering of Common Stock by the Company pursuant to an effective registration statement filed under the Securities Act, (iii) the occurrence of an Acquisition or (iv) the execution by the Employee of a joinder to any Shareholders’ Agreement between the Corporation and all of its shareholders which contains rights of first refusal with respect to the issued and outstanding Common Stock (the “Shareholders’ Agreement”). The Employee shall be obligated to execute a joinder to the Shareholders’ Agreement as a condition precedent to receiving the Option Shares.

16. Early Disposition. The Employee agrees to notify the Company in writing immediately after the Employee transfers any Option Shares, if such transfer occurs on or before the later of (a) the date that is two years after the date of this Agreement or (b) the date that is one year after the date on which the Employee acquired such Option Shares. The Employee also agrees to provide the Company with any information concerning any such transfer required by the Company for tax purposes.

17. Lock-Up Agreement. The Employee agrees that in the event that the Company effects an initial underwritten public offering of Common Stock registered under the Securities Act, the Option Shares may not be sold, offered for sale or otherwise disposed of, directly or indirectly, without the prior written consent of the managing underwriter(s) of the offering, for such period of time after the execution of an underwriting agreement in connection with such offering that all of the Company’s then directors and executive officers agree to be similarly bound.

18. Arbitration. Any dispute, controversy, or claim arising out of, in connection with, or relating to the performance of this Agreement or its termination shall be settled by arbitration in the State of Florida, pursuant to the rules then obtaining of the American Arbitration Association. Any award shall be final, binding and conclusive upon the parties and a judgment rendered thereon may be entered in any court having jurisdiction thereof.

19. Provision of Documentation to Employee. By signing this Agreement the Employee acknowledges receipt of a copy of this Agreement and a copy of the Plan.

20. Miscellaneous.

(a) Notices. All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, if to the Employee, to the address set forth below or at the address shown on the records of the Company, and if to the Company, to the Company’s principal executive offices, attention of the Corporate Secretary.

(b) Entire Agreement; Modification. This Agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

(c) Fractional Shares. If this option becomes exercisable for a fraction of a share because of the adjustment provisions contained in the Plan, such fraction shall be rounded down.

(d) Issuances of Securities; Changes in Capital Structure. Except as expressly provided herein or in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to this option. No adjustments need be made for dividends paid in cash or in property other than securities of the Company. If there shall be any change in the Common Stock of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, liquidation, spin-off, split-up or other similar change in capitalization or event, the restrictions contained in this Agreement shall apply with equal force to additional and/or substitute securities, if any, received by the Employee in exchange for, or by virtue of his or her ownership of, Option Shares, except as otherwise determined by the Board.

(e) Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

(f) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 10 hereof.

(g) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida, without giving effect to the principles of the conflicts of laws thereof.

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